As filed with the Securities and Exchange Commission on February 13, 2026

Commission File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MASTECH DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	26-2753540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, Pennsylvania	15108
(Address of Principal Executive Offices)	(Zip Code)

MASTECH DIGITAL, INC.

STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED AND

AS FURTHER AMENDED)

(Full title of the plan)

Kannan Sugantharaman

Chief Financial Officer

Mastech Digital, Inc.

1305 Cherrington Parkway

Building 210, Suite 400,

Moon Township, Pennsylvania 15108

(412) 787-2100

(Name, address and telephone number, including area code, of agent for service)

Copies of Communications to:

Jonathan T. Keen, Esq.

Blank Rome LLP

2029 Century Park East, 6th Floor

Los Angeles, CA 90067

(424) 239-3400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Mastech Digital, Inc., a Pennsylvania corporation (the “Company,” “we,” “us” or “our”), previously registered 1,000,000 shares of its common stock, $0.01 par value per share (“Common Stock”), available for issuance pursuant to the Company’s Stock Incentive Plan (as amended and restated and as further amended, the “Plan”). The Company registered such shares of Common Stock on a Form S-8 Registration Statement filed with the Securities and Exchange Commission (“SEC”) on October 1, 2008 (Registration Number 333-153759), in accordance with the Securities Act of 1933, as amended (the “Securities Act”). On May 18, 2016, the Company’s shareholders approved an amendment to the Plan to increase the number of shares of Common Stock which may be issued pursuant to the Plan by an additional 800,000 shares. The Company registered these 800,000 additional shares of Common Stock on a Form S-8 Registration Statement filed with the SEC on July 6, 2016 (Registration Number 333-212413). On May 16, 2018 and May 15, 2019, the Company’s shareholders approved amendments to the Plan to increase the number of shares of Common Stock which may be issued pursuant to the Plan by an additional 2,100,000 shares. The Company registered these 2,100,000 additional shares of Common Stock on a Form S-8 Registration Statement filed with the SEC on July 29, 2020 (Registration Number 333-240172). On May 15, 2024, the Company’s shareholders approved an amendment and restatement of the Plan to extend the termination date of the Plan from May 14, 2024 to May 14, 2034. On May 14, 2025, the Company’s shareholders approved an amendment to the Plan to increase the number of shares of Common Stock which may be issued pursuant to the Plan by an additional 800,000 shares.

This Registration Statement on Form S-8 is being filed to register an additional 800,000 shares of Common Stock for issuance under the Plan as a result of the Plan amendment previously approved by our shareholders at the Company’s annual shareholder meeting held on May 14, 2025. The share amounts referenced in this Explanatory Note have been adjusted to reflect the Company’s November 2013 five-for-four stock split and August 2018 two-for-one stock split.

Pursuant to General Instruction E of Form S-8, the contents of the Form S-8 Registration Statement filed with the SEC on October 1, 2008 (Registration Number 333-153759), the Form S-8 Registration Statement filed with the SEC on July 6, 2016 (Registration Number 333-212413), the Form S-8 Registration Statement filed with the SEC on July 29, 2020 (Registration Number 333-240172) and the Form S-8 Registration Statement filed with the SEC on May 17, 2024 (Registration Number 333- 279490) are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents and information previously filed or to be filed by us with the SEC are incorporated by reference in this Registration Statement on Form S-8:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 14, 2025;

•

the portions of our definitive Proxy Statement on Schedule 14A, filed with the SEC on April  9, 2025 that are specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 15, 2025, August 13, 2025 and November 13, 2025, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 7, 2025, April 4, 2025, May 19, 2025 and December 10, 2025; and

•

the description of our common stock contained in or incorporated by reference into our Registration Statement on Form 10, filed with the SEC on June  11, 2008, as amended on July 23, 2008, August  19, 2008, September 8, 2008, and September  11, 2008, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement on Form S-8 and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement on Form S-8 and to be a part hereof from the date of filing of such documents.

Notwithstanding the foregoing, information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement on Form S-8 or any related prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement on Form S-8 to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement on Form S-8.

Item 8. Exhibits.

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
4.1	Amended and Restated Articles of Incorporation of Mastech Digital, Inc. (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 12, 2016 and incorporated herein by reference)

4.2	Amended and Restated Bylaws of Mastech Digital, Inc. (filed as an exhibit to Mastech Digital, Inc.’s Current Report on Form 8-K filed with the SEC on September 12, 2016 and incorporated herein by reference)

4.3	Form of Common Stock Certificate of Mastech Digital, Inc. (filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on March 24, 2017 and incorporated herein by reference)

5.1	Opinion of Blank Rome LLP

23.1	Consent of UHY LLP

23.2	Consent of Blank Rome LLP (contained in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

99.1	Mastech Digital, Inc. Stock Incentive Plan (as amended and restated effective May 14, 2024) (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2024 and incorporated herein by reference)

99.2	First Amendment to Mastech Digital, Inc. Stock Incentive Plan (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2025 and incorporated herein by reference)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Moon Township, Commonwealth of Pennsylvania, on this 13th day of February 2026.

MASTECH DIGITAL, INC.

By:	/s/ Nirav Patel
Name:	Nirav Patel
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints Nirav Patel and Kannan Sugantharaman and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Nirav Patel Nirav Patel	President, Chief Executive Officer and Director (Principal Executive Officer)	February 13, 2026

/s/ Kannan Sugantharaman Kannan Sugantharaman	Chief Financial Officer (Principal Financial and Accounting Officer)	February 13, 2026

/s/ Sunil Wadhwani Sunil Wadhwani	Co-Chairman of the Board of Directors and Director	February 13, 2026

/s/ Ashok Trivedi Ashok Trivedi	Co-Chairman of the Board of Directors and Director	February 13, 2026

/s/ Srinivas Kandula Srinivas Kandula	Director	February 13, 2026

/s/ Arun Nayar Arun Nayar	Director	February 13, 2026

/s/ Vladimir Rak Vladimir Rak	Director	February 13, 2026